Q1 Fiscal 2021 | Financial Results

Lee D. Rudow
President and CEO

Michael J. Tschiderer
Chief Financial Officer

TRANSCAT®
Trust in every measure

Safe Harbor Statement

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," "plans," "aims" and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. ("Transcat" or the "Company") expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company's response to the coronavirus (COVID-19) pandemic, the commercialization of software products, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat's Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled "Risk Factors." Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this presentation, whether as the result of new information, future events or otherwise.

This presentation includes some non-GAAP financial measures, which the Company believes are useful in evaluating our performance. You should not consider the presentation of this additional information in isolation or as a substitute for results compared in accordance with GAAP. The Company has provided a discussion of these non-GAAP financial measures and reconciliations of comparable GAAP to non-GAAP measures in tables found in the Supplemental Information portion of this presentation.

TRANSCAT Trust in every measure

Q1 FY21 Execution

Consolidated Results

- Exceeded expectations: generated $1.0M in operating income
- Gross margin expanded 50 basis points, despite 8% decline in revenue
- Achieved net income of $0.8 million, or $0.11 per diluted share
- Generated $4.0M in cash from operations
- TTE (which we refer to as "pipettes.com") performance and integration going well

Service Segment

- All 42 labs remained open to meet the demands of our customers
- 45 straight quarters of quarter-over-quarter revenue growth, even with COVID-19 pandemic (Revenue +2.5%)
- Strong demand from Life Sciences market
- Gross margin expanded 240 basis points to 26.4% driven by sustainable improvements from ongoing productivity initiatives

Distribution Segment

- Revenue and margins impacted by COVID-19 pandemic
- Reduced demand from oil and gas related industries and many manufacturing sectors
- Rental revenue of $1.0M in the quarter

Revenue

($ in millions)

Q1 Service Segment


$22.4
$23.0
Q1 2020
Q1 2021

Consolidated – Annual


$143.9
$155.1
$160.9
$173.1
$169.6
$71.1
$77.4
$84.0
$93.0
$93.6
$72.8
$77.7
$76.9
$80.1
$76.1
FY 2017
FY 2018
FY 2019
FY 2020
Q1 FY21 TTM
Service
Distribution

Q1 Distribution Segment


$20.0
$15.9
Q1 2020
Q1 2021

Pipettes.com contributed $1.6M to consolidated revenue
($1.1M Service & $0.5M Distribution)

Service segment:

- Growth of new business and increased demand from the Life Sciences market
- Segment revenue growth for 45th straight quarter

Distribution directly impacted by the COVID-19 pandemic

All figures are rounded to the nearest million. Therefore totals shown in graphs may not equal the sum of the segments.

Trust in every measure

Operating Income

($ in millions)

Q1 Service Segment


$1.1
$0.7
3.3%
4.9%
Q1 2020
Q1 2021

Consolidated – Annual


$7.9
$9.0
$10.2
$10.8
$9.9
$4.8
$5.2
$5.2
$5.7
$6.1
$3.2
$3.9
$5.0
$5.2
$3.8
FY 2017
FY 2018
FY 2019
FY 2020
Q1 FY21 TTM
Service
Distribution

Q1 Distribution Segment


$1.2
6.1%
(1.0%)
$(0.2)
Q1 2020
Q1 2021

- Productivity improvements in the Service segment drove gross margin 240 basis points
- Operating expenses increased $0.4 million, or 4.3%, including incremental expenses related to pipettes.com and approximately $0.4 million of severance expense
- Distribution impacted by lower volumes, mix and reduced vendor co-operative advertising and rebate programs

All figures are rounded to the nearest million. Therefore totals shown in graphs may not equal the sum of the segments.

Net Income & Diluted EPS

($ in millions, except EPS)


Annual
$4.5
$5.9
$7.1
$8.1
$7.2
$0.64
$0.81
$0.95
$1.08
$0.95
FY 2017
FY 2018
FY 2019
FY 2020
Q1 FY21 TTM
Diluted EPS
Quarterly
$1.7
$0.8
$0.23
$0.11
Q1 2020
Q1 2021

- Q1 FY21 included a discrete tax benefit due to tax accounting associated with share-based awards and stock option activity
- Expected tax rate to range between 20% and 21% for full fiscal year 2021*
  (includes Federal, various state, and Canadian income taxes and increased discrete tax accounting windfall associated with share-based payment and stock option activity)

** FY 2021 tax rate expectations provided as of July 21, 2020*

Adjusted EBITDA* and Margin

($ in millions)

Q1 Service Segment



$2.1
9.6%
Q1 2020
$2.9
12.5%
Q1 2021

Q1 Distribution Segment



$1.8
9.0%
Q1 2020
$0.6
3.9%
Q1 2021

Consolidated – Annual



$14.5
$9.6
$4.9
FY 2017
$16.4
$10.2
$6.2
FY 2018
$17.8
$10.6
$7.2
FY 2019
$18.4
$11.1
$7.4
FY 2020
$18.0
$11.8
$6.2
Q1 FY21 TTM
Service
Distribution

- Continued to generate cash in this challenging environment
- Service segment performance validates strategy
- $0.4 of severance charges related to technology advancements that will reduce on-going operating costs

** See supplemental slides for a description of this non-GAAP financial measure, for Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA. All figures are rounded to the nearest million. Therefore totals shown in graphs may not equal the sum of the segments.*

Flexible Balance Sheet Supports Growth Strategy

($ in millions)

CAPITALIZATION				
Note: Components may not add to totals due to rounding	June 27, 2020		March 28, 2020	
Cash and cash equivalents	$	0.4	$	0.5
Total debt		28.5		30.3
Total net debt		**28.2**		**29.8**
Shareholders' equity		67.5		67.1
Total capitalization	**$**	**96.0**	**$**	**97.5**
Debt/total capitalization		29.7%		31.1%
Net debt/net total capitalization		29.5%		30.8%

No current or expected liquidity issues

$23.6M available from credit facility as of June 27, 2020

Paid down $1.8M of debt in Q1

1.50x leverage ratio at quarter-end
(Total debt to TTM Adjusted EBITDA)*

Amended revolving credit facility *(May 18, 2020)*

- $10.0M increase in borrowing capacity
- Financial covenant modifications

** See supplemental slides for a description of this non-GAAP financial measure, for Adjusted EBITDA reconciliation and other important information regarding Adjusted EBITDA.*

Cash Flow

($ in millions)

Note: Components may not add to totals due to rounding	Three Months Ended	
	June 27, 2020	June 29, 2019
Net cash provided by operations	$ 4.0	$ 0.9
Capital expenditures (CapEx)	(1.3)	(1.4)
Operating free cash flow (FCF)	**$ 2.7**	**$ (0.5)**

$27.3M in working capital at quarter end

Inventory remained stable in Q1

Accounts receivable decreased $3.1 million

Capital investments were focused on technology and Service segment capabilities, and for rental pool assets.

Focused capital plan: Anticipated CapEx range for FY21 of $5.0 million to $5.5 million, inclusive of expected maintenance at $1.0 to $1.5 million*

* *FY 2021 CapEx expectation provided on July 21, 2020*

FY 2021 Outlook*

- Believe we are in strong position to navigate this challenging environment
- Believe highly-regulated Life Science and other critical industries will continue to provide a degree of resilience
- Distribution segment sales more susceptible to current economic conditions
- Continuing to make incremental technology investments in line with our strategic plan
- Expect to generate cash under various possible scenarios
- Solid pipeline of Life Sciences opportunities
- Expect increased level of acquisition opportunities to surface; Acquisitions remain a key element of strategic growth plan

Q2 FY 2021 Expectations

Service: Expect revenue to grow modestly versus last fiscal year's second quarter, with an improved gross margin

Distribution: Expect sales will remain relatively unchanged sequentially

Consolidated operating income: Expect to be in the range of $2 million

** Outlook provided as of July 21, 2020*

Conference Call and Webcast Playback

- Replay Number: **412-317-6671** *passcode:* ***13705865***
- Telephone replay available through **Wednesday, July 29, 2020**
- Webcast / Presentation / Replay available at http://www.transcat.com/investor-relations/
- Transcript, when available, at http://www.transcat.com/investor-relations/

Supplemental Information

TRANSCAT®
Trust in every measure

TRANSCAT Trust in every measure

Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	Q1 FY21 TTM
Net Income	$ 4,522	$ 5,922	$ 7,145	$ 8,067	$ 7,147
+ Interest Expense	719	1,018	903	934	914
+ Other Expense / (Income)	51	60	91	186	164
+ Tax Provision	2,642	2,026	2,090	1,663	1,631
Operating Income	$ 7,934	$ 9,026	$ 10,229	$ 10,850	$ 9,856
+ Depreciation & Amortization	6,184	5,991	6,361	6,658	6,907
+ Restructuring Expense	-	-	-	-	360
+ Other (Expense) / Income	(51)	(60)	(91)	15	(163)
+ Noncash Stock Compensation	453	1,411	1,327	884	993
Adjusted EBITDA	**$ 14,520**	**$ 16,368**	**$ 17,826**	**$ 18,407**	**$ 17,953**

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.

Segment Adjusted EBITDA Reconciliation

($ in thousands)

	FY 2017	FY 2018	FY 2019	FY 2020	Q1 FY21 TTM
Service Operating Income	$ 4,769	$ 5,158	$ 5,202	$ 5,672	$ 6,063
+Depreciation & Amortization	4,660	4,397	4,754	4,929	5,103
+Restructuring Expense	-	-	-	-	193
+Other (Expense) / Income	(55)	(61)	(69)	(20)	(112)
+Noncash Stock Compensation	217	706	702	470	520
Service Adjusted EBITDA	$ 9,591	$ 10,200	$ 10,589	$ 11,051	$ 11,767
Distribution Operating Income	$ 3,165	$ 3,868	$ 5,027	$ 5,178	$ 3,793
+Depreciation & Amortization	1,524	1,594	1,607	1,729	1,805
+Restructuring Expense	-	-	-	-	167
+Other (Expense) / Income	4	1	(22)	35	(52)
+Noncash Stock Compensation	236	705	625	414	473
Distribution Adjusted EBITDA	$ 4,929	$ 6,168	$ 7,237	$ 7,356	$ 6,186
Service	$ 9,591	$ 10,200	$ 10,589	$ 11,051	$ 11,767
Distribution	4,929	6,168	7,237	$ 7,356	$ 6,186
Total Adjusted EBITDA	**$ 14,520**	**$ 16,368**	**$ 17,826**	**$ 18,407**	**$ 17,953**

In addition to reporting net income, a U.S. generally accepted accounting principle ("GAAP") measure, we present Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, non-cash stock compensation expense, restructuring expense and non-cash loss on sale of building), which is a non-GAAP measure. We believe Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and others to evaluate and compare the performance of our core operations from period to period by removing the impact of the capital structure (interest), tangible and intangible asset base (depreciation and amortization), taxes, and stock-based compensation expense, which is not always commensurate with the reporting period in which it is included. As such, we use Adjusted EBITDA as a measure of performance when evaluating our business segments and as a basis for planning and forecasting. Adjusted EBITDA is not a measure of financial performance under GAAP and is not calculated through the application of GAAP. As such, it should not be considered as a substitute or alternative for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure. Adjusted EBITDA, as presented, may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.